Exhibit 99.1

Kandi Technologies Announces Share Buyback of Up to $20 Million

Jinhua, China--(May 14, 2019) - Kandi Technologies Group, Inc. (NASDAQ GS: KNDI) (the "Company" or "Kandi") today announced that its Board of Director has approved the Company to implement a stock repurchase program to purchase up to $20 million of the Company’s common stock between certain price range. The program is to be completed by the end of the 2019 calendar year.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi commented, “Given the fact that Kandi’s current stock price is extremely undervalued, the Company has made a decision to buy back up to $20 million worth of Kandi shares to return value to our shareholders. The board of directors believes that our share repurchase will be supported by our shareholders.”

Kandi may repurchase shares of its common stock from time to time on the open market or in privately negotiated transactions pursuant to Rule 10b-5, Rule 10b5-1, Rule 10b-18 and other applicable legal requirements of the SEC. The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. The program does not obligate Kandi to acquire any particular amount of common stock and depending on market conditions and other factors these purchases may be commenced or suspended at any time without prior notice.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. ("Kandi Vehicles") and its subsidiaries, SC Autosports, LLC, the wholly-owned subsidiary of Kandi in the United States and Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”). Kandi Vehicles has established itself as one of China's leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China's leading automaker, jointly invested in the establishment of the JV Company in order to develop, manufacture and sell pure electric vehicle ("EV") products. As of March 31, 2019, Geely Group (including its affiliate) hold a 56.53%, and Kandi Vehicles holds 43.47% in the JV Company, pending a closing of a transfer of 22% of the equity interests of the JV Company from Kandi Vehicles to a Geely’s affiliate, resulting in Kandi Vehicles to hold 21.47% upon the closing. The JV Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

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Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com